UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2009

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 1, 2009, the Board of Directors (the “Board”) of Marshall Edwards, Inc. (the “Company”) appointed David Seaton, the Company’s current Chief Financial Officer, as acting Chief Executive Officer, effective December 1, 2009. Christopher Naughton has stepped down as President and Chief Executive Officer of Company to pursue other interests, effective December 1, 2009. Mr. Naughton continues to be a member of the Board of the Company. Mr. Naughton also has stepped down as Chief Executive Officer and a member of the Board of Novogen Limited, the Company’s controlling shareholder.
     Information regarding Mr. Seaton can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 22, 2009 (the “Definitive Proxy Statement”) in the section entitled “Compensation and Other Information Concerning Officers, Directors and Certain Stockholders—Executive Officers—David R. Seaton,” which is incorporated by reference into this Item 5.02.
     On December 1, 2009, the Company issued a press release announcing its appointment of acting Chief Executive Officer and the Chief Executive Officer stepping down. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Marshall Edwards, Inc. dated December 1, 2009

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
	By:	/s/ David Seaton
David R. Seaton
Dated: December 2, 2009		Acting Chief Executive Officer and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by Marshall Edwards, Inc. dated December 1, 2009